                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement"), is made as of April 14,
2005, between VSUS Technologies Incorporated, a Delaware corporation ("VSUS"),
VSUS Secured Services, Inc., VSUS's wholly-owned subsidiary (the "Subsidiary,"
and together with VSUS, the "Company"), and Mr. Matis Cohen, an individual with an address at 20b Hatzedef Street, Tel-Aviv Jaffa 68034, Israel (the
"Consultant"). (VSUS, the Subsidiary and the Consultant may hereinafter be referred to singularly as a "party," and collectively as the "parties.")

                                   PREAMBLES:

         WHEREAS, the Company wishes to retain the services of the Consultant for the purpose of providing certain Consulting Services to the Company (as defined in Section 2 hereof); and

         WHEREAS, the Consultant warrants that he is ready, willing and able to provide such Consulting Services to the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1. ENGAGEMENT. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant as a non-exclusive consultant, to provide such Consulting Services to the Company as are specified in Section 2 below, and the Consultant hereby accepts such engagement.

         2. DUTIES OF THE CONSULTANT.

                  (a) The consulting services shall include, without limitation:
(i) consulting services in connection with the Company's operations in Israel, and (ii) any additional general consulting services in connection with the subject matter mentioned in 2(i) above, as may be required by the Company from time to time, as long as they are within the scope of services anticipated hereby (collectively, the "Consulting Services").

                  (b) In connection with his provision of the Consulting
Services, the Consultant shall report directly to the Company's highest-ranking executive officer.

                  (c) Consultant shall not be entitled, under any circumstances, to undertake on behalf of the Company and/or to bind the Company towards any third party in any way whatsoever (unless a specific prior written consent has been given by the Company).

                  (d) The Consultant shall perform all the Consulting Services under this Agreement personally, and shall devote such time and effort to the affairs of the Company as are adequate to render the Consulting Services contemplated by this Agreement.

                  (e) The Consultant shall submit to the Company monthly,
reports indicating and detailing the hours worked by the Consultant, including detailed tasks performed by the Consultant during such hours.

                  (f) The Consultant shall perform the Consulting Services at the Company's premises, or at any other location as the Company may decide from time to time.

The Consultant may be required to travel abroad, including for the purposes of attending at the Company's potential customers, partners, distributors, etc.

                  (g) The Consultant shall keep records of all work undertaken in relation to the provision of the Consulting Services, and, at the Company's request, shall make them available for inspection and/or provide copies to the
Company.

                  (h) The Consultant warrants and undertakes that there is no legal, commercial, contractual or other restriction, which precludes or might preclude the Consultant from completely performing his obligations pursuant to the Agreement.

         3.       DURATION.

                  (a) This Agreement shall commence on the date hereof, and
shall continue for a period of two (2) years. Thereafter, either party may, for any reason whatsoever, terminate this Agreement upon ninety (90) days written notice to the other party.

                  (b) Notwithstanding anything to the contrary herein contained, the Company shall have the right to terminate this Agreement, with immediate effect, in the event that the Consultant shall have breached this Agreement or any of his duties under this Agreement and such breach shall not have been cured within ten (10) days of the date the Consultant shall have been notified of such breach. The Consultant shall, immediately upon the expiration or sooner termination of this Agreement, for any reason whatsoever, return to the Company all documents, CD's or other magnetic media, letters, reports and any other material relating to the Company's business, as well as any equipment and/or other property belonging to the Company placed at his disposal, and shall delete any data relating to the Company or its business from his computers.

         4.       CONSIDERATION; REIMBURSEMENT OF EXPENSES.

                  (a) In consideration for his provision of the Consulting
Services, VSUS shall grant the Consultant non-qualified stock options to purchase 1,000,000 shares of common stock of VSUS, at an exercise price of $.001 per share (the "Consultant Options"), pursuant to VSUS's 2003 Stock Option Plan.
The Consultant Options shall vest immediately upon grant, and shall terminate on the earlier of: (i) five (5) years from the date of grant, or (ii) three (3)
months after the expiration or sooner termination of this Agreement.

                  (b) The Consultant shall be entitled to reimbursement of any direct out-of-pocket expenses actually incurred and paid in the rendering of the
Consulting Services; provided, however, that expenses in excess of $500 shall have been approved of by the Company in advance, and provided a detailed report of the expenses, inclusive of a tax invoice from the Consultant, shall have been submitted to the Company.

                  (c) The consideration detailed in this Section 4 shall be the
Consultant's sole compensation under this Agreement, and he shall not be entitled to receive any further compensation of any kind whatsoever in connection with the performance of his duties under this Agreement.

         5.       CONFIDENTIALITY AND PROPRIETARY RIGHTS.

                  (a) The Consultant hereby expressly undertakes to maintain any information of a confidential nature, of any kind, whether written or otherwise, related to the

Company and/or any of its affiliates and /or any of its products and/or services
(or any part thereof), the Company's business, or any part thereof
("Confidential Information") which has been, or will in the future be disclosed
(i) to the Consultant in the rendering of the Consulting Services to the
Company; or (ii) under circumstances imposing an obligation of confidentiality, in strict confidence at all times, and the Consultant shall not use Confidential
Information (or any part of it) in any manner, nor disclose, transmit, inform or make available to any entity, person or body, any of the Confidential
Information except as provided herein.

                  (b) The Consultant further undertakes to engage in all
reasonable action required to preserve and protect the Confidential Information and the Company's rights to that information.

                  (c) The Consultant hereby acknowledges the right, title and interest of the Company in and to the Confidential Information. The Consultant
shall not, at any time, infringe, contest, dispute or question such right, title or interest or aid others in doing so, directly or indirectly.

                  (d) The disclosure to the Consultant of the Confidential
Information or his use of the Confidential Information under this Agreement shall not be construed in any way as granting the Consultant any right or license with respect to the Confidential Information other than the right to use same strictly in accordance with the terms and conditions of this Agreement.

                  (e) The Consultant hereby, and for no additional
consideration, irrevocably assigns, and undertakes to assign in the future, to the Company, all and any right, title and interest in and to all inventions, developments, ideas, trade secrets, professional secrets, innovations,
Confidential Information, designs, inventions and any other rights (whether patentable or unpatentable and whether or not reduced to practice) made or discovered by the Consultant (or with the Consultant) in the course, and/or as a result, of providing the Consulting Services to the Company. The Company may
protect any invention, patent, trade secret, professional secret and/or innovation as aforesaid by way of registration and/or in any other manner. The costs associated with any registration and or assignment contemplated by this
5(e) shall be borne by the Company.

                  (f) The Consultant undertakes that, upon demand by the
Company, on termination of this Agreement for any reason whatsoever and for a period of twelve (12) months thereafter, he shall sign any document which, in the discretion of the Company and/or those deriving title under it, is required in order to file an application for patent or copyright protection (or any other intangible right capable of registration), in order to protect the interests of the Company and/or those deriving title under it in any invention, patent, trade secret, professional secret and/or innovation as aforesaid.

                  (g) The provisions of this Section 5 shall survive the
termination of this Agreement or the relations between the parties.

         6.       CONFLICT OF INTEREST. The Consultant agrees that he shall not, during the period of this Agreement and for a period of twelve (12) months thereafter, whether alone or jointly with others or as an agent, consultant or employee of any person, firm or company, directly or indirectly, carry on or engage in any activity or business which may be in competition (directly or indirectly), with the business of the Company.

         7.       NATURE OF THE CONTRACTUAL RELATIONSHIP.

                  (a) The Consultant shall perform his undertakings hereunder as an independent contractor, and there shall be no employee-employer relationship whatsoever between him and the Company. The Consultant hereby irrevocably and expressly waives any claim or demand in connection with employer-employee relationship, and further declares that he acknowledges that the consideration agreed with the Company under this Agreement is based upon his declaration and the absence of such relationship.

                  (b) The Consultant may not assign any or all of his rights under this Agreement to another party, whether by contract, will or operation of law, without the Company's prior written consent.

         8.       MISCELLANEOUS.

                  (a) This Agreement sets forth the entire agreement between the parties, and supersedes any prior written or oral arrangements or understandings
(except for any signed Non-Disclosure Agreement between the parties, if any).
This Agreement may not be amended or modified except in a written document signed by both parties.

                  (b) This Agreement shall be governed by the laws of the State of New York. The courts of the City of New York, State of New York shall have exclusive jurisdiction over any dispute or matter in connection with this
Agreement.

                  (c) Any notice required or permitted hereunder shall be given in writing and deemed to have been duly given on the day of service, if served personally, or five (5) days after the date of mailing, if mailed by registered mail, postage prepaid and addressed as follows:

                  if to VSUS or to the Subsidiary, to:

                           VSUS Technologies Incorporated
                           444 Madison Ave, 24th Floor
                           New York, NY 10022
                           Attn.: Eliyahu Kissos

                  with a copy to:

                           Bondy & Schloss LLP
                           60 East 42nd St., 37th Floor
                           New York, NY 10165
                           Attn.: Jeffrey A. Rinde, Esq.

                  If to the Consultant, to:

                           Matis Cohen
                           20b Hatzedef Street
                           Tel Aviv Jaffa 68034, Israel

                  with a copy to:

                           Bondy & Schloss LLP
                           60 East 42nd St., 37th Floor
                           New York, NY 10165
                           Attn.: Jeffrey A. Rinde, Esq.

                  (d) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party without the prior written consent of the other party.

                  (e) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

                  (f) Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.

                         VSUS TECHNOLOGIES INCORPORATED

                         By: /s/ Eliyahu Kissos
                            ----------------------------------------------
                                  Name: Eliyahu Kissos
                                  Its: President

                         VSUS SECURED SERVICES, INC.

                         By:  /s/ Eliyahu Kissos
                            ----------------------------------------------
                                  Name: Eliyahu Kissos
                                  Its: President

                              /s/ Matis Cohen
                        --------------------------------------------------
                                   Matis Cohen